Exhibit 4.3
THIRD SUPPLEMENTAL INDENTURE

DATED AS OF MAY 13, 2016

To

INDENTURE

dated as of May 3, 2012

among
MOLSON COORS BREWING COMPANY, as Issuer

THE GUARANTORS NAMED THEREIN, as Guarantors

and

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
THIS THIRD SUPPLEMENTAL INDENTURE, dated as of May 13, 2016 (this “Third Supplemental Indenture”), to the Indenture dated as of May 3, 2012 (the “Original Indenture”), as supplemented by the First Supplemental Indenture thereto dated as of May 3, 2012, as supplemented by the Second Supplemental Indenture thereto dated as of June 15, 2012 (collectively, the “Supplemental Indentures” and, together with the Original Indenture and this Third Supplemental Indenture, the “Indenture”), is among Molson Coors Brewing Company, a Delaware corporation (the “Company”), Coors Brewing Company, a Colorado corporation, Molson Coors International LP, a Delaware limited partnership, CBC Holdco LLC, a Colorado limited liability company, Molson Coors International General, ULC, a Nova Scotia unlimited liability company, Coors International Holdco, ULC, a Nova Scotia unlimited liability company, Molson Coors Callco ULC, a Nova Scotia unlimited liability company, Molson Canada 2005, a Canadian partnership, MC Holding Company LLC, a Colorado limited liability company, CBC Holdco 2 LLC, a Colorado limited liability company, Newco3, Inc., a Colorado corporation, Molson Coors Brewing Company (UK) Limited, an English private limited company, Molson Coors Holdings Limited, an English private limited company, Golden Acquisition, an English private unlimited company and Molson Coors Holdco, Inc., a Delaware corporation (collectively, the “Guarantors”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the “Trustee”).

WHEREAS, Section 16.7 of the Original Indenture provides the Trustee shall execute and deliver an appropriate instrument, including a supplemental indenture, evidencing a release of a guarantee pursuant to the terms thereunder;
WHEREAS, Section 16.7 of the Original Indenture provides that a Guarantor shall automatically be deemed released from all obligations under Article XVI of the Original Indenture, if at any time when no Default or Event of Default has occurred and is continuing with respect to Securities of any series so guaranteed, such Guarantor no longer guarantees (or which Guarantee is being simultaneously released or will be immediately released after the release of the Guarantor) the Debt of the Company under (A) the Company’s then existing primary credit facility; (B) the Existing Notes; and (C) the Additional Debt;
WHEREAS, each of Molson Coors Brewing Company (UK) limited, Molson Coors Holdings Limited, Golden Acquisition and Molson Coors Capital Finance ULC has been released as a guarantor under certain Subsidiary Guarantee Agreement, dated as of June 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Subsidiary Guarantee Agreement”) in connection with the Company’s revolving credit facility, and shall automatically be deemed released from all obligations under Article XVI of the Original Indenture, together with the concurrent automatic release under the Supplemental Indentures herein;
NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:
That the parties hereto hereby agree as follows:
Section 1.     Defined Terms; Rules of Interpretation. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture. The rules of interpretation set forth in the Indenture shall be applied hereto as if set forth in full herein.
Section 2.    Release of Certain Guarantors. The Trustee hereby acknowledges that the Guarantee of Molson Coors Capital Finance ULC has been automatically released on December 30, 2015 and each of Molson Coors Brewing Company (UK) limited, Molson Coors Holdings Limited and Golden Acquisition has been automatically released on the date hereof and that each of Molson Coors Brewing Company (UK) limited, Molson Coors Holdings Limited, Golden Acquisition and Molson Coors Capital Finance ULC has no further obligations under the Indenture, the Notes or the Guarantee and is no longer a Guarantor.
Section 3.    Ratification of Original Indenture: Supplemental Indentures Part of Original Indenture. Except as expressly amended or supplemented hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of any Securities heretofore or hereafter authenticated and delivered pursuant thereto shall be bound hereby. Except only insofar as the Original Indenture may be inconsistent with the express provisions of this Third Supplemental Indenture, in which case the terms of this Third Supplemental Indenture shall govern and supersede those contained in the Original Indenture, this Third Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Original Indenture were contained in one instrument.
Section 4.    Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
Section 5.    Governing Law. This Third Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
Section 6.    Concerning the Trustee. In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections, and immunities which the Trustee possesses under the Indenture. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.

IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

MOLSON COORS BREWING COMPANY By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President Treasurer
GUARANTORS:	COORS BREWING COMPANY By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer

CBC HOLDCO LLC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer
MOLSON COORS INTERNATIONAL LP By: MOLSON COORS INTERNATIONAL GENERAL, ULC, Its General Partner By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Treasurer

MOLSON COORS INTERNATIONAL GENERAL, ULC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Treasurer
COORS INTERNATIONAL HOLDCO, ULC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Treasurer
MOLSON COORS CALLCO ULC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Treasurer
MOLSON CANADA 2005 By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Treasurer

MC HOLDING COMPANY LLC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer
CBC HOLDCO 2 LLC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer
NEWCO3, INC. By: /s/ Mark Saks Name: Mark Saks Title: Treasurer
MOLSON COORS HOLDCO, INC. By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer

MOLSON COORS BREWING COMPANY (UK) LIMITED By: /s/ Simon Kerry Name: Simon Kerry Title: Director By: /s/ Frederic Landtmeters Name: Frederic Landtmeters Title: Director
MOLSON COORS HOLDINGS LIMITED By: /s/ Simon Kerry Name: Simon Kerry Title: Director By: /s/ Frederic Landtmeters Name: Frederic Landtmeters Title: Director

GOLDEN ACQUISITION By: /s/ Simon Kerry Name: Simon Kerry Title: Director By: /s/ Frederic Landtmeters Name: Frederic Landtmeters Title: Director

DEUTSCHE BANK TRUST COMPANY AMERICAS by DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee
By: /s/ Irina Golovashchuk
Name: Irina Golovashchuk
Title: Vice President
By: /s/ Kathryn Fischer
Name: Kathryn Fischer
Title: Assistant Vice President

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